Exhibit 4.37

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (hereinafter referred to as the “Agreement”) is executed on December 26, 2011 in Shanghai by and between the following Parties:

Transferor: Sha Yong (hereinafter referred to as “Party A”)

Address: No. 18A, Unit 3, 212 Building, Metro Atlantic, Chaoyang District, Beijing

I.D. Number: 120106197103165530

Ying Huiling (hereinafter referred to as “Party B”)

Address: No. 8 Houju Compound, Dongcheng District, Beijing

I.D. Number: 110101196401213520

Yin Hao (hereinafter referred to as “Party C”)

Address: Department of Computer Science and Technology, No. 1 Tsinghua Park, Haidian District, Beijing

I.D. Number: 420111197410107375

Mei Xiurong (hereinafter referred to as “Party D”)

Address: Room 2903, Building No. 3, Lane 288, Zhonghua New Road

I.D. Number: 33062219720226002X

Transferee: Mei Yongkai (hereinafter referred to as “Party E”)

Address: Room B, No. 838 Huaihai Middle Road, Luwan District, Shanghai

I.D. Number: 330622197501030013

The registered capital of Shanghai JNet Telecom Co., Ltd. (hereinafter referred to as the “Target Company”) is RMB1,000,000.  Based on friendly negotiations, the Parties agreed on the following terms in accordance with relevant laws and regulations.

1.                            Party A agrees to transfer 41% equity interests of the Target Company owned by Party A to Party E free of charge; Party B agrees to transfer 50% equity interests of the Target Company owned by Party B to Party E free of charge; Party C agrees to transfer 2% equity interests of the Target Company owned by Party C to Party E free of charge; and Party D agrees to transfer 3% equity interests of the Target Company owned by Party D to Party E free of charge. The transferred equity interests collectively represent 96% of the Target Company’s total equity interests.

2.                        After the transfer of equity interests, Party E shall own 99% equity interests of the Target Company.

3.                        Other rights attached to the transferred equity interests shall be transferred together with such equity interests.

4.                        This Agreement is executed in six copies. Each of the Parties shall hold one copy, and the Target Company shall hold one copy for the handling of relevant procedures.

5.                        This Agreement shall become effective upon execution.

Transferor:	Transferee:

Sha Yong	Mei Yongkai
/s/ Sha Yong	/s/ Mei Yongkai

Ying Huiling
/s/ Ying Huiling

Yin Hao
/s/ Yin Hao

Mei Xiurong
/s/ Mei Xiurong